Exhibit R

THRIVENT LIFE INSURANCE COMPANY

Power of Attorney of Directors and Officers

KNOW ALL PERSONS BY THESE PRESENT, that the undersigned directors and officers of THRIVENT LIFE INSURANCE COMPANY, a Minnesota stock life insurance company, the Depositor of:

—	TLIC Variable Annuity Account A (File No. 033-15974),

—	TLIC Variable Insurance Account A (File No. 033-3243),

—	TLIC Variable Insurance Account B (File No. 033-14399), and

does hereby make, constitute and appoint Teresa J. Rasmussen, James M. Odland, Cynthia K. Mueller, Kathleen M. Koelling and Heather J. Thenell, and each or either of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of such Company to a Registration Statement or Registration Statements, on Form N-6, Form N-4 or other applicable form, and all amendments, including pre-effective amendments, post-effective amendments, and any other form of application for exemptive relief to be filed by such Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, relating to variable contracts issued by such Company, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this 24th day of March, 2011.

/s/ Bradford L. Hewitt	/s/ Susan Oberman Smith

Bradford L. Hewitt—President, Chairman and Director	Susan Oberman Smith—Director

/s/ Karl D. Anderson	/s/ Paul B. Zastrow
Karl D. Anderson – Director	Paul B. Zastrow—Director and Treasurer

/s/ Karen L. Larson
Karen L. Larson—Director